                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): MARCH 19, 2002


                       INVERNESS MEDICAL INNOVATIONS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                 001-16789                    04-3565120
--------------------------------------------------------------------------------
(State or other jurisdiction)     (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


51 SAWYER ROAD, SUITE 200, WALTHAM, MA                                 02453
-------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (781) 647-3900
                                                   ----------------------------



                                 NOT APPLICABLE
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about the manner in which Inverness Medical Innovations, Inc. (the "Company") intends to use the assets of IVC Industries, Inc. ("IVC") and the expected benefits to the Company of the transaction with IVC. Actual results may materially differ due to numerous risks and uncertainties, including, without limitation, the integration risks associated with the transaction and other risks generally associated with such transactions; the potential market acceptance of the Company's and IVC's current and future products; the intensely competitive environment in the Company's and IVC's markets; the efficacy and the safety of the products; the ability to manufacture sufficient quantities of product for development and commercialization activities; the ability of the Company to successfully develop and commercialize new products and technologies; and the risks and uncertainties described in the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including, without limitation, those risks and uncertainties described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         On March 19, 2002, Inverness Medical Innovations, Inc. (the "Company") acquired IVC Industries, Inc. ("IVC"), a New Jersey-based manufacturer and distributor of vitamins and nutritional supplements. The acquisition was accomplished through a merger of IVC into Nutritionals Acquisition Corporation, a wholly-owned subsidiary of the Company, and pursuant to an Amended and Restated Agreement and Plan of Merger, dated January 22, 2002, by and among the Company, Nutritionals Acquisition Corporation and IVC (the "Merger Agreement"). As a result of the acquisition, IVC is now a wholly-owned subsidiary of the Company.

         IVC manufactures and sells a full line of vitamin and nutritional supplement products both as branded product and under private label and contract manufacturing agreements. IVC owns or leases manufacturing facilities at its headquarters location in Freehold, New Jersey and in Irvington, New Jersey. The Company expects that the acquisition of IVC will give it a solid manufacturing, warehousing and distribution capability in the United States. The Company intends to continue IVC's present operations and to move a substantial portion of the Company's outsourced manufacturing for vitamins and nutritional supplements to IVC.

         As contemplated by the Merger Agreement, each stockholder of IVC received from the Company $2.50 in cash for each share of IVC common stock held by such stockholder. The aggregate cash payment to acquire IVC was approximately $5.6 million, based on IVC's approximately 2.25 million shares outstanding. In addition, IVC had outstanding indebtedness and capital lease obligations totaling $18.7 million at the closing. The Company financed the acquisition through cash on hand.

         The Merger Agreement, including the purchase price for IVC, was negotiated at arm's length between the Company and IVC. Neither the Company nor any director or officer of the Company was affiliated with or had a material relationship with IVC.


ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (a)      Financial Statements of Businesses Acquired.

                The financial statements of IVC required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than June 3, 2002.

       (b)      Pro Forma Financial Information.

                The Pro Forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but not later than June 3, 2002.

       (c)      Exhibits.

                Exhibit No.   Description

                    2.1 Amended and Restated Merger Agreement, dated as of January 22, 2002, by and among Inverness Medical Innovations, Inc., Nutritionals Acquisition Corporation and IVC Industries, Inc.*

 * The Company agrees to furnish supplementally to the Securities and Exchange Commission (the "Commission") a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INVERNESS MEDICAL INNOVATIONS, INC.


                                  /s/ Duane L. James
                                  ----------------------------------
                                  Duane L. James, Vice President of Finance
                                  and Treasurer

                                  Date: March 29, 2002

                                  EXHIBIT INDEX

                Exhibit No.   Description

                    2.1 Amended and Restated Merger Agreement, dated as of January 22, 2002, by and among Inverness Medical Innovations, Inc., Nutritionals Acquisition Corporation and IVC Industries, Inc.*

 * The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to this agreement upon request by the Commission.